UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

USG Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois		60661-3676
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2012, USG Corporation (the “Corporation”) completed the private offering of $250 million aggregate principal amount of its 7.875% senior notes due 2020 (the “Notes”). The Notes were issued under the Corporation’s Indenture, dated as of November 1, 2006 (as supplemented prior to the date hereof, the “Original Indenture”), by and between the Corporation and U.S. Bank National Association, as successor trustee (the “Trustee”), and as further supplemented by Supplemental Indenture No. 4, dated as of April 12, 2012, by and among the Corporation, certain of the Corporation’s domestic subsidiaries, as guarantors, and the Trustee (“Supplemental Indenture No. 4” and, together with the Original Indenture, the “Indenture”). The Notes will bear interest at a rate of 7.875% per year. The Corporation will pay interest on the Notes on March 30 and September 30 of each year, beginning September 30, 2012. The Notes will mature on March 30, 2020. The Notes are senior unsecured obligations of the Corporation and rank equally with all of the Corporation’s existing and future unsecured senior indebtedness. The Corporation’s obligations under the Notes are guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The Indenture contains certain customary restrictions, including a limitation that restricts the Corporation’s ability and the ability of specified subsidiaries of the Corporation to create or incur secured indebtedness.

The above description of the Indenture, including Supplemental Indenture No. 4 filed herewith, is qualified in its entirety by reference to the terms of those documents, filed with the Securities and Exchange Commission and incorporated herein by reference.

The Notes were offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On April 12, 2012, the Corporation issued a press release announcing the final results of its previously announced cash tender offer for its 9.75% senior notes due 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Supplemental Indenture No. 4, dated as of April 12, 2012, by and among USG Corporation, each of United States Gypsum Company, L&W Supply Corporation, USG Foreign Investments, Ltd. and USG Interiors, LLC, as guarantors, and U.S. Bank National Association, as trustee.

99.1	USG Corporation press release dated April 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

By:	/s/ Richard H. Fleming
Richard H. Fleming Executive Vice President and Chief Financial Officer

Date: April 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture No. 4, dated as of April 12, 2012, by and among USG Corporation, each of United States Gypsum Company, L&W Supply Corporation, USG Foreign Investments, Ltd. and USG Interiors, LLC, as guarantors, and U.S. Bank National Association, as trustee.

99.1	USG Corporation press release dated April 12, 2012.